Midland         PNC
Loan             REAL ESTATE
Services

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on
Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland
Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:
1. A review of the Servicer's activities during the calendar year 2013 (the "Reporting
Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and

2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2014

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group
10851 Mastin Boulevard Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland

Schedule I
GS Mortgage Securities Corp II
Direct Email: leah.nivison@gs.com

Recipient Role	Deal Name Series Number		Midland Role
Depositor	GS Mortgage Securities Corporation II	Series 2013-GCJ16	Subservicer
Primary Servicer of the Miracle Mile Loan under the COMM 2013-CCRE12 PSA
Special Servicer of the Walpole Shopping Mall Loan under the CGCMT 2013-GC15 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2012-GCJ9	Special Servicer
Special Servicer of the Gansevoort Park Avenue, Miami Center, and 222 Broadway loans under the Citi 2013-GC8 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2012-GCJ7	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2011-GC3	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2010-C2	Special Servicer